Exhibit 23.1

  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 11, 2005 relating to the financial statements and financial statement schedules, which appears in Cadiz Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004.
We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP

Los Angeles, California
December 15, 2005